AMENDED AND RESTATED LEASE AGREEMENT

          THIS AMENDED AND RESTATED LEASE AGREEMENT is made effective the 8th day of May, 2001, between RAPTOR MASTER, L.L.C., an Oklahoma limited liability company (the "Landlord"), and CLIMATE MASTER, INC., a Delaware corporation (the "Tenant"). The capitalized terms used in this Agreement are defined at Section 19 below.

W I T N E S S E T H:

          WHEREAS, Tenant and West Point Company, L.L.C. ("West Point"), an Oklahoma limited liability company, are parties to a certain Lease Agreement, dated November 12, 1987, as amended (the "Original Lease"), pursuant to which Tenant leases from West Point certain real property and the improvements located thereon, more particularly described on Schedule "1" attached as a part hereof (the "Premises"); and

          WHEREAS, through a series of transactions, the Landlord acquired title to the Premises; and

          WHEREAS, Landlord desires to continue to lease the Premises to Tenant on terms substantially similar to those contained in the Original Lease, with the exception of the rental amount which shall be subject to a minor increase; and

          WHEREAS, Tenant and Landlord have agreed to enter into this Agreement which amends and restates in its entirety the Original Lease to, among other matters, (i) reflect Landlord as the title owner of the Premises, and (ii) extend the lease term and purchase option right granted to Tenant; and

          WHEREAS, Landlord desires to assume the obligations of West Point under the Original Lease as modified by the terms of this Agreement, thereby releasing West Point from its obligations under such Original Lease.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Tenant and Landlord agree as follows:

SECTION 1.  PREMISES

          Subject to the terms of this Agreement, the Landlord hereby demises and lets to the Tenant and the Tenant hereby leases from the Landlord, all of the Landlord's right, title and interest in and to the following:

          1.1  Land. Certain real property situated in the City of Oklahoma City, Oklahoma County, Oklahoma, more particularly described on Schedule "1" attached as a part hereof and the Building.

          1.2  Building.

          1.3  Improvements (the above collectively referred to as the "Premises").

SECTION 2.  TERM

           2.1  Lease Term. Except as otherwise provided in this Agreement, the Lease Term is fifteen (15) years, having a Commencement Date of May ___, 2001 and an Expiration Date of May ___, 2016, unless sooner terminated or extended as herein provided.

          2.2  Prorations. If the Commencement Date or the Expiration Date of the Lease Term is a date other than the first day of a month, the installment of Rent for the month in which such date occurs will be prorated on a per diem charge based on a three hundred sixty-five (365) day year. If any charge comprising Additional Rent is computed for a term beginning before the Commencement Date or extending beyond the Expiration Date, the charge will be prorated between the Landlord and the Tenant based on a three hundred sixty-five (365) day year.

  SECTION 3.  RENT

          3.1  Base Rent. The Tenant agrees to pay to the Landlord throughout the primary term of this Agreement a Base Rent, payable in equal monthly installments of Fifty-Six Thousand Seven Hundred Fifty and No/100 Dollars ($56,750.00) each, payable in advance and without demand beginning on the Commencement Date and continuing thereafter on the first day of each month throughout the primary term.

          3.2  Additional Rent. All other amounts, liabilities and obligations which the Tenant agrees to pay or cause to be paid pursuant to this Agreement (as between the Landlord and the Tenant), will constitute rent payable hereunder in addition to the Base Rent specified in Section 3.1 of this Agreement. If the Tenant fails to pay such Additional Rent, the Landlord will be entitled to exercise all rights, powers and remedies provided in this Agreement, or as provided by law or in equity, to the same extent as if the Tenant had failed to pay the Base Rent specified by this Agreement.

          3.3  Net Rent. Subject to Tenant's rights under this Agreement, the Rent payable by the Tenant hereunder will be net to the Landlord throughout the Lease Term and the Tenant agrees to pay all expenses relating to the operation, maintenance and repair of the Premises, including, but not limited to, taxes, insurance, utilities, repairs, ground maintenance and any and all other expenses relating to the Premises of any nature whatsoever incurred after the beginning of the Lease Term.

  SECTION 4.  USE

          4.1  Use. The Tenant is hereby granted the right to occupy and use the Premises as a manufacturing facility, office functions and other manufacturing uses, subject to such restrictions as are imposed by: (a) Legal Requirements; and (b) all easements, rights-of-way, restrictions, covenants and encumbrances of record on the date of execution of this Agreement.

          4.2  Quiet Enjoyment. So long as the Tenant has not committed an Event of Default that is continuing, the Landlord warrants the peaceful and quiet occupation and enjoyment of the Premises by the Tenant free and clear of interference by any Person claiming under the Landlord. The Tenant hereby grants to the Landlord, its agents and representatives, the right to enter and inspect the Premises at reasonable times with prior reasonable notice. It is understood that the Landlord will have no duty to make any such inspection and will not incur any liability or obligation with respect to any state of facts which are or might have been discovered by reason of any such inspection.

  SECTION 5.  IMPOSITIONS

          5.1  Payment. Subject to the terms of this Agreement, throughout the Lease Term, the Tenant will pay or cause to be paid all Impositions directly to the charging authority promptly as the same become due, prior to the time penalties or interest attach thereto and before nonpayment gives rise to a lien on the Premises. The Landlord will have no responsibility of any kind with respect to any Imposition, except the Landlord shall pay or cause to be paid all of the Landlord's Impositions directly to the charging authority promptly as the same become due, prior to the time penalties or interest attach thereto and before nonpayment gives rise to a lien on the Premises. The Tenant will have no responsibility of any kind with respect to any Landlord's Imposition.

          5.2  Conversion to Installments. If permitted by law, the Tenant will have the right to apply for conversion of Impositions to installment payments. The Landlord agrees to permit the application for such conversion to be filed in the Landlord's name, if necessary, and agrees to execute all documents reasonably requested by the Tenant in connection therewith. Impositions which have been assessed during the Lease Term and converted to installment payments will be paid in full by the Tenant on the termination of the Lease Term.

          5.3  Right to Contest. The Tenant will have the right to contest the validity, amount or application of any Imposition by diligent pursuit of appropriate legal proceedings conducted at the Tenant's expense. If required by applicable law, the Landlord agrees that such proceedings may be conducted in the name of the Landlord, and the Landlord agrees to execute and deliver all documents which are reasonably requested by the Tenant in connection therewith. If at any time the Premises or any part thereof becomes subject to forfeiture, or the Landlord becomes subject to liability arising from nonpayment of any Imposition, the Tenant will promptly pay the disputed Imposition or deposit with the Landlord such collateral or other assurances as might be reasonably required by the Landlord to protect the Premises and the Landlord from liability or forfeiture by reason of nonpayment.

          5.4  Refunds. The Landlord agrees that any refunds or rebates of Impositions previously paid by the Tenant pursuant to the provisions of this Agreement will belong to the Tenant. The Landlord agrees to sign such receipts and other documents as might be reasonably requested by the Tenant to obtain payment of such refunds.

          5.5  Evidence of Payment. The Tenant agrees to furnish to the Landlord within ten (10) days after the written request of the Landlord, receipts or other appropriate evidence of payment of such Imposition, unless such are being contested pursuant to Section 5.3 hereof.

  SECTION 6.  REPAIRS, ALTERATIONS, ADDITIONS

          6.1  Maintenance and Repair. The Tenant will maintain, repair and replace the Building and the Improvements in good and clean order and condition, ordinary wear and tear excepted, during the Lease Term and will promptly make all necessary or appropriate repairs, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals by the Tenant will be reasonably equal in quality to that of the original Improvements, ordinary wear and tear excepted. In no event will the Tenant allow any such repair, replacement or renewal to weaken or impair the structural strength or integrity of the Building.

          6.2  Alterations and Additions. If no Event of Default has occurred and is continuing, the Tenant may make additions to and alterations of the Improvements; provided that any such additions and alterations: (a) will not weaken or impair the structural strength of the Improvements or reduce the fair market value of the Land and Improvements below the fair market value which existed immediately before such alteration or addition, or impair the usefulness of the Land and Improvements; (b) are effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements; and (c) are promptly and fully paid for by the Tenant. Title to all such additions and alterations and to all new Improvements constructed on the Land will vest in the Landlord on the installation or construction of all such new Improvements; provided, however, in no event will the Tenant be deemed to have been divested of title with respect to any new Tenant Equipment installed or constructed with such new Improvements and ownership thereof will remain vested in the Tenant throughout the Lease Term and thereafter. The Landlord and the Tenant intend for the Tenant Equipment to constitute personal property for all purposes, and do not intend to characterize the Tenant Equipment as Real Property for any purposes; ownership of the Tenant Equipment will remain vested in the Tenant.

          6.3  Utilities Charges. Throughout the Lease Term the Tenant will pay all Utilities Charges incurred on and after the beginning of the Lease Term, before the same become delinquent, and the Landlord will have no obligation with respect thereto.

SECTION 7.  LEGAL REQUIREMENTS

          7.1  Compliance. The Tenant agrees to comply with all Legal Requirements throughout the Lease Term at the Tenant's expense, except for such Legal Requirements that the Landlord is to comply with in order to carry out and perform its obligations under this Agreement. The Landlord will have no responsibility of any kind with respect to any Legal Requirement, except for such Legal Requirements as the Landlord must comply with in order to carry out and perform its obligations under the terms of this Agreement, which obligations shall be complied with by the Landlord at the Landlord's expense.

          7.2  Permitted Contest. The Tenant will have the right to contest the validity or application of any Legal Requirement which the Tenant is hereunder required to comply with, by diligent pursuit of appropriate legal proceedings conducted at the Tenant's expense. Any such contest may be brought in the name of the Landlord if required by law, and the Landlord agrees to execute and deliver such instruments as are reasonably requested by the Tenant to facilitate such contest. If allowed by law, the Tenant may delay compliance with the contested Legal Requirement until final determination of the contest; provided, that if the failure of the Tenant to comply with the disputed Legal Requirement will subject the Land, the Improvements or any part thereof to forfeiture or the Landlord to liability arising from such noncompliance, the Tenant will promptly comply with the Legal Requirement or deposit with the Landlord such collateral or other assurance as might be reasonably required by the Landlord to protect the Land, the Improvements and the Landlord from liability or forfeiture by reason of such noncompliance.

          7.3  Evidence of Compliance. The Tenant agrees to furnish to the Landlord within ten (10) days after the Landlord's written request therefor such permits, orders, certificates or other documents as might be reasonably requested by the Landlord to evidence compliance with Legal Requirements which are applicable to the Land, or the Improvements and which the Tenant is hereunder required to comply with.

SECTION 8.  LIENS

          8.1  Liens. The Tenant will not directly or indirectly create or permit to be created or to remain any lien, encumbrance or claim affecting the Land and the Improvements or the Landlord's interest under this Agreement other than: (a) the leasehold estate created by this Agreement; (b) liens for Impositions not yet due or payable or which are the subject of a contest as permitted by Section 5.3 of this Agreement; and (c) lien in favor of the Oklahoma Industrial Finance Authority covering Tenant's leasehold interest created by this Agreement; and (d) liens, encumbrances or claims placed on, created by or permitted to be created on the Land or the Improvements by the Landlord. In the event of the filing of any such claim against the Landlord, the Land, the Improvements or the Landlord's interest hereunder, the Tenant will cause the same to be discharged of record at the Tenant's expense within thirty (30) days after written notice from the Landlord of the filing thereof or such additional time as the Landlord determines to be reasonable under the circumstances, except such liens, encumbrances or claims, referred to in (a), (b) (c) and (d) above or such liens, encumbrances or claims being contested in the manner provided below. The Tenant will have the right to contest any such claim by diligent pursuit of appropriate legal proceedings which may be conducted by the Tenant at the Tenant's expense in the name of the Landlord, if legally required. If at any time during the contest of such claim the Land, or the Landlord's interest hereunder becomes subject to forfeiture, or if the Landlord becomes subject to liability arising from nonpayment of the same, the Tenant will promptly pay the disputed claim or will deposit with the Landlord such collateral or other assurances as might be, reasonably required by the Landlord to protect the Land, the Improvements, the Landlord's interest hereunder and the Landlord from liability or forfeiture by reason of such claim.

SECTION 9.  TENANT'S TRANSFER

          9.1  Assignment; Subletting. The Tenant will not assign this Agreement or any interest herein or sublet the Premises in whole or in part or suffer any other person to occupy the Premises or any portion thereof without the prior written consent of the Landlord, which consent will not be unreasonably withheld, and any such assignment, subletting or occupancy without such consent will be void. If the Tenant desires to assign this

Agreement or sublet the Premises, or any part thereof, the Tenant will give the Landlord written notice of such desire specifying the name of the proposed assignee or sublessee and all of the terms of the proposed assignment or sublease at least thirty (30) days prior to the date such assignment or sublease is proposed to be effective. The Landlord will have the option for a period of fifteen (15) days after the receipt of such notice to: (a) permit the Tenant to assign or sublet on the terms proposed by the Tenant; or (b) refuse to consent to the proposed assignment or subletting (which consent shall not be unreasonably withheld by the Landlord) and continue this Agreement in effect as to the entire Premises. Notwithstanding any consent granted by the Landlord, the Tenant and each assignee and sublessee will at all times remain fully liable for the payment of Rent and for the performance of the Tenant's obligations hereunder, unless such liability as to the Tenant is waived by the Landlord. No consent granted by the Landlord will constitute a waiver of the provisions of this Agreement except as to the specific instance covered thereby. Notwithstanding the above, this Agreement may be assigned to any purchaser of the business of Tenant, and Tenant shall be released from all of its obligations under this Agreement provided such purchaser shall assume all of Tenant's obligations under this Lease.

SECTION 10.  LANDLORD'S TRANSFER

          10.1  Right to Transfer. Subject to the Tenant's rights under this Agreement and the Purchase Option, the Landlord will have the right at any time and from time to time during the Lease Term to sell, convey, transfer and assign all or any portion of the Landlord's interest in this Agreement, the Land or the Improvements. In the event the Landlord elects to enter into one or more such transfers, the Landlord agrees to deliver to the Tenant true and complete copies of the instrument or instruments effecting each such transfer within thirty (30) days after the effective date of such transfer and in connection with such transfer, the transferee shall agree to comply with and abide by the terms of this Agreement and the Purchase Option to the reasonable satisfaction of Tenant.

          10.2  Attornment. The Tenant agrees to accept and attorn to the transferee of the Landlord's interest hereunder as if such transferee had been the party named as the original Landlord in this Agreement and the Purchase Option, if the transferee has agreed, to the reasonable satisfaction of the Tenant, to comply with and abide by the terms of such agreements.

SECTION 11.  INDEMNITY; INSURANCE

          11.1  Indemnity. During the Lease Term, the Tenant agrees to protect, indemnify and hold harmless the Landlord against all liabilities, obligations, claims, damages, penalties; causes of action, judgments, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by the Landlord or asserted against the interest of the Landlord in the Land, the Improvements or this Agreement which do not result from the Landlord's failure to perform the obligations of the Landlord under this Agreement or the willful act or negligence of the Landlord, its agents, contractors, employees, licensees and invitees and which arise by reason of: (a) any injury to or death of any person or any damage to property located in or on the Premises; (b) any failure by the Tenant to perform the obligations of the Tenant under this Agreement; or (c) any negligence or willful act on the part of the Tenant or any of the Tenant's agents, contractors, employees, licensees or subtenants. If any action, suit or proceeding is brought against the Landlord by reason of any such occurrence, the Tenant, promptly after the written request of the Landlord, will defend such action, suit or proceeding at the Tenant's expense with legal counsel designated by the Tenant which is reasonably acceptable to the Landlord. The Landlord agrees to protect, indemnify and hold harmless the Tenant against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by the Tenant or asserted against the interest of the Tenant in the Land, the Improvements or this Agreement which do not result from the Tenant's failure to perform the obligations under this Agreement or the willful act or negligence of the Tenant, its agents, contractors, employees, licensees and invitees. If any action, suit or proceeding is brought against the Tenant by reason of any such occurrence, the Landlord, promptly after the written request of the Tenant, will defend such action, suit or proceeding at the Landlord's expense with legal counsel designated by the Landlord which is reasonably acceptable to the Tenant.

          11.2  Insured Risks. Throughout the Lease Term the Tenant will, at the Tenant's expense, maintain: (a) insurance against loss or damage to the Building and the Improvements by fire, lightening, windstorm, hail, explosion, riot, aircraft, vehicles, smoke and other risks commonly included in extended coverage policies written in an amount not less than one hundred percent (100%) of the full insurable value of the Building and the Improvements (any insurance policy maintained by the Tenant will exclude any coinsurance provision obligation); (b) public liability and property damage insurance applicable to the Premises in an amount reasonably satisfactory to the Landlord; (c) appropriate workmen's compensation insurance; and (d) all other forms of insurance imposed by Legal Requirements.

          11.3  Policy Provisions. All insurance maintained by the Tenant will: (a) name the Landlord and the Tenant as insureds as their respective interests appear; (b) include an effective waiver by the insurer of all rights of subrogation against any named insured; (c) provide that the coverage afforded by such policies will not be cancelled by the insurer without ten (10) days prior written notice to the Landlord; and (d) be issued by companies and in forms reasonably satisfactory to the Landlord in all other respects. Notwithstanding the preceding, the Landlord agrees that the Tenant may effect such insurance by adding the Building, the Improvements and the Land, where appropriate, to one or more so-called "blanket" policies maintained by the Tenant, provided that such insurers and such policies are reasonably satisfactory to the Landlord.

          11.4  Evidence of Policies. Promptly after the execution of this Agreement and continuously thereafter during the Lease Term, the Tenant will deliver to the Landlord certificates of insurance evidencing such policies of insurance as required by this Agreement.

SECTION 12.  DAMAGE AND DESTRUCTION

          12.1  Notice. In case of damage to the Premises in excess of Twenty-Five Thousand Dollars ($25,000.00), the Tenant will promptly give written notice thereof to the Landlord describing the nature and extent of the casualty.

          12.2  Restoration. If the Building and/or the Improvements are damaged or destroyed during the Lease Term and all of the insurance proceeds from policies required hereunder and which are paid in connection with such damage or loss to the Building and/or the Improvements are made available to the Tenant to make such repairs or restoration, the Tenant will as soon as practicable after the casualty restore such portion of the Premises as nearly as possible to the condition which existed immediately prior to such damage or destruction. The Tenant will not be entitled to any offset or abatement in Rent or to any termination or extension of the Lease Term as a result of deprivation or limitation of use of the Premises occasioned by any casualty, or by repairs or replacements required by this Section 12.2.

          12.3  Insurance Proceeds. Insurance proceeds will be applied by the Tenant to the payment of the costs of restoration as such costs are incurred. After full payment of all costs of restoring the Premises, any balance of insurance proceeds will be paid to the Tenant.

SECTION 13.  EMINENT DOMAIN

          13.1  Total Taking. If, during the Lease Term, all of the Land and the Improvements are taken as a result of the exercise of the power of eminent domain or by purchase in lieu thereof, or if less than all of the Land and the Improvements are taken, but the Improvements cannot be restored to an economically useful unit, this Agreement will terminate on the date of vesting of title to the Land and Improvements in the condemnor. The rights of the Landlord and the Tenant to the award or awards arising from any such taking will be determined in accordance with Section 13.6 of this Agreement.

          13.2  Partial Taking. If less than all of the Land and the Improvements are taken as a result of the exercise of the power of eminent domain or by purchase in lieu thereof, and the Improvements can be restored to an economically useful unit and can be used by the Tenant in substantially the same manner as such was being used by the Tenant before such taking, this Agreement will not terminate but will continue in full force and effect (except for the adjustment to the Rent as provided below) for the remainder of the Lease Term with respect to that portion of the Land and the Improvements which is not the subject of the taking. The rights of the Landlord and the Tenant to the award or awards arising from any such taking will be determined in accordance with Section 13.6 of this Agreement. In such event,, the Tenant agrees, at Tenant's expense, to restore that portion of the Improvements not so taken to a complete architectural unit of substantially the same usefulness, design, construction and character as the Improvements existing before such taking; provided, however, the Tenant shall have no obligation to make any repairs to or restoration of the Improvements the cost of which exceeds that portion of the award for such taking made available to the Tenant to restore that portion of the Improvements not so taken. For the balance of the Lease Term, a just and appropriate part of the Rent, according to the nature and extent of the taking, will be abated.

          13.3  Temporary Taking. If all or any portion of the Land or the Improvements is taken by the exercise of the right of eminent domain for governmental occupancy for a limited period, this Agreement will not terminate and the Tenant will continue to perform all of the Tenant's obligations hereunder as though such taking had not occurred (except to the extent that the Tenant is prevented from doing so by reason of such taking; provided, in no event will the Tenant be excused from the payment of Rent and all other charges required to be paid by the Tenant under this Agreement). In the event of such taking, the Tenant will be entitled to receive the entire amount of any award made for such taking (whether paid by way of damages, rent or otherwise) and the

Landlord hereby assigns such award to the Tenant, unless the period of governmental occupancy extends beyond the termination of the Lease Term, in which case the award will be apportioned between the Landlord and the Tenant as set forth in Section 13.6 of this Agreement. The Tenant agrees to restore the Improvements to the condition which existed prior to such taking at the Tenant's expense at the termination of any such governmental occupancy, provided, however, the Tenant shall have no obligation to make any repairs to or restoration of the Improvements the cost of which exceeds that portion of the award for such taking made available to the Tenant for such repairs or restoration.

          13.4  Minor Taking. A taking of any bridge, vault, easement or portion of the Improvements projecting into any public way will not be deemed a taking of any part of the Land or the Improvements for the purposes of this Section 13, and this Agreement will not be affected by any such taking. The Tenant will be entitled to receive any award made for any such taking and will make any alteration to the Improvements required by such taking at the Tenant's expense.

          13.5  Abatement of Rent. In the event of any partial taking of the Premises as set forth in Section 13.2 of this Agreement, the Rent payable by the Tenant with respect to that portion of the Premises so taken will terminate on the date title to that portion of the Land and Improvements which is the subject of the taking vests in the condemnor and Rent will be apportioned as of the date of such vesting. The obligation of the Tenant to pay Rent with respect to such portion during the remainder of the Lease Term will abate on a proportionate basis based on that portion of the Premises remaining.

          13.6  Apportionment of Award. If all or a portion of the Premises are taken as contemplated by Sections 13.1 or 13.2 of this Agreement, the Landlord and the Tenant agree that the award(s) for any such taking will be apportioned in the following manner and paid in the following order:

                   13.6.1  Expenses. The award will first be applied to reimburse the Landlord and the Tenant for reasonable expenses (including, without limitation, attorneys' fees) incurred in connection with obtaining the award.

                    13.6.2  Mortgage. The award will next be applied to Landlord's Mortgage.

                    13.6.3  Restoration Costs. Then to the extent that the Tenant is obligated to and restores the Improvements, the award will next be applied to payment of the costs reasonably incurred by the Tenant in effecting such restoration.

                   13.6.4  Tenant's Lease. To the Tenant in an amount equal to the fair market value of that portion of the leasehold interest taken at the date as of which the award is determined; this amount will be computed by: (i) determining the excess of the present worth of the fair rental value of the Premises for the remaining Lease Term less the present worth of the remaining Rent payable by the Tenant for the remaining Lease Term then, (ii) determining an amount as the fair market value which is in the same proportion to that excess that the area of the Premises taken bears to the total Premises.

                    13.6.5  Landlord's Cost. Any balance of the award remaining after the foregoing applications will be allocated to the Landlord.

          13.7   Participation in Proceedings. The Landlord and the Tenant will each have the right at their respective expense to participate in any proceeding seeking to take all or any portion of the Premises and any appeals which might be taken therefrom.

SECTION 14.  FEE MORTGAGES

          14.1  Landlord's Mortgage. This Agreement and the rights of the Tenant hereunder will be subject and subordinate to the First Fee Mortgage. The Landlord agrees to use its best efforts to furnish to the Tenant a nondisturbance agreement from the holder of the First Fee Mortgage. Landlord shall not modify or amend the terms of the First Fee Mortgage or refinance or increase the mortgage amount without the prior written consent of Tenant.

SECTION 15.  DEFAULT; REMEDIES

          15.1  Events of Default. The following events if not cured within the applicable cure period set forth in Section 15.2 hereof will be deemed to be Events of Default by the Tenant under this Agreement: (a) failure to pay any Rent or other sums payable by the Tenant hereunder when such sums become due; (b) failure to comply with any material term of this Agreement to be observed by the Tenant; (c) abandonment of any substantial portion of the Premises; (d) the filing by or against the Tenant of any proceeding under the Federal Bankruptcy Act or any similar law; (e) the insolvency of the Tenant; (f) the making by the Tenant of an assignment for the benefit of creditors; or (g) the appointment of a receiver or trustee for the Tenant or any material portion of the assets of the Tenant.

          15.2  Notice; Opportunity to Cure. On the occurrence of any of the events set forth in Section 15.1, the Landlord will have the option to serve written notice thereof to the Tenant specifying the nature of such default. In the event the Tenant, to the reasonable satisfaction of the Landlord, cures a default arising from the events specified at Section 15.1(a) within ten (10) days after receipt of such notice, or cures a default arising from the events specified at Sections 15.1(b) through (g), inclusive, within thirty (30) days after receipt of such notice (or if such default cannot be cured by the exercise of all diligent efforts within such thirty (30) day period then the Tenant will have such additional time as might be reasonable under the circumstances to cure such default), the Landlord and the Tenant will be restored to their respective rights and obligations under this Agreement as if no such event had occurred.

          15.3  Remedies. On the failure of the Tenant to cure a default within the time provided and upon such becoming an Event of Default, the Landlord will have the option to do any one or more of the following without any further notice or demand, in addition to and not in limitation of any other remedy permitted by law, in equity or by this Agreement:

                15.3.1  Termination. The Landlord may terminate this Agreement, in which event the Tenant will immediately surrender the Premises to the Landlord, but if the Tenant fails to do so, the Landlord may without notice and without prejudice to any other remedy the Landlord might have, enter and take possession of the

Premises and remove the Tenant and the Tenant's property therefrom without being liable to prosecution or any claim for damages therefor.

                    15.3.2  Reletting. The Landlord may enter and take possession of the Premises as the agent of the Tenant without terminating this Agreement without being liable to prosecution or any claim for damages therefor, and the Landlord may relet the Premises as the agent of the Tenant and receive the rent therefor, in which event the Tenant will pay to the Landlord, on demand, the cost of renovating, repairing and altering the Premises, except for obligations of the Landlord under this Agreement, and any deficiency that might arise by reason of such reletting; provided, however, the Landlord will have no duty to relet the Premises and the failure of the Landlord to relet the Premises will not release or affect the Tenant's liability for Rent or for damages.

                    15.3.3  Option to Perform. The Landlord may perform or cause to be performed the obligations of the Tenant under this Agreement and may enter the Premises to accomplish such purpose without being liable to prosecution or any claim for damages therefor. The Tenant agrees to reimburse the Landlord on demand for any expense which the Landlord might incur in effecting compliance with this Agreement on behalf of the Tenant, and the Tenant further agrees that the Landlord will not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of the Landlord or otherwise.

          15.4  No Waiver. No action by the Landlord during the Lease Term will be deemed an acceptance by the Landlord of an attempted surrender of the Premises. No re-entry or taking possession of the Premises by the Landlord will be construed as an election by the Landlord to terminate this Agreement, unless a written notice of termination is signed by the Landlord. Notwithstanding any such reletting, re-entry or taking possession, the Landlord may at any time thereafter elect to terminate this Agreement for a pervious uncured Default. The acceptance by the Landlord or payment by the Tenant of Rent following the occurrence of an Event of Default will not be construed as the waiver of such Event of Default unless the Landlord waives such Event of Default in writing. No waiver of any Event of Default by the Landlord will be deemed to constitute a waiver of any other or future Event of Default hereunder. Forbearance by the Landlord to enforce one or more of the remedies herein provided will not be deemed to constitute a waiver of any Default. No provision of this Agreement will be deemed to have been waived by the Landlord unless such waiver is in writing signed by the Landlord. The rights and remedies granted to the Landlord in this Agreement are cumulative of every other right or remedy which the Landlord might otherwise have at law or in equity and the exercise of one or more rights or remedies will not prejudice the concurrent or subsequent exercise of other rights or remedies. If the Landlord brings any action for enforcement of any right under this Agreement or if the Landlord places any amount payable by the Tenant hereunder with an attorney for collection, the party against whom any final judgment is rendered agrees to pay the reasonable attorney's fees and other expenses incurred by the prevailing party in connection therewith.

          15.5  Surrender. On the Expiration Date or sooner termination of the Lease Term, the Tenant will quit and surrender the Premises to the Landlord in good order and condition, ordinary wear and tear excepted and except that the Tenant shall not have any obligation to make any such repairs as are imposed on the Landlord under this Agreement. It is specifically understood that the Tenant will as soon as possible after the Expiration Date have the right to remove the Tenant Equipment, provided, however, in the event any of the Tenant Equipment cannot be removed without damage to the Premises the Tenant will on ten (10) days written request therefor reimburse to the Landlord the Landlord's reasonable costs incurred in repairing such damage and restoring the Premises to the condition which existed prior to the removal of the Tenant Equipment. In the event any of the Tenant Equipment is not removed by the Tenant within forty-five (45) days after the termination of the Lease Term the Landlord may thereafter remove or store such property, at the expense of the Tenant, without being liable to the Tenant therefor.

          15.6  Holding Over. If the Tenant continues to occupy the Premises after the expiration or other termination of the Lease Term, such holding over will, unless otherwise agreed by the Landlord in writing, constitute a tenancy at will at a daily rental equal to one-thirtieth (1/30th) of that amount which is equal to twice the amount of the Rent payable during the last month prior to the termination of the Lease Term and such holding over will be subject to all of the other provisions of this Agreement.

SECTION 16.  TENANT'S PURCHASE

          16.1  Purchase Option. Provided that this Agreement is then in effect and no Event of Default has occurred and is continuing, the Tenant is hereby granted the continuing option to purchase the Premises on the terms and conditions of the Option Agreement executed by the Landlord and the Tenant of even date herewith, the terms of which are incorporated herein.

SECTION 17.  EXTENSION OPTIONS

          17.1  Extended Term. Provided that this Agreement is in effect and the Tenant is not in an Event of Default hereunder on the Expiration Date and on the last day of any extension period as hereunder provided, the Tenant is hereby granted the continuing option to extend the Lease Term for three (3) additional, consecutive periods of five (5) years each, on the same terms and conditions as existed during the initial Lease Term, except that:

                    17.1.1  Base Rent. Notwithstanding the terms of Section 3.1 of this Agreement, and assuming the Tenant's exercise of the foregoing options, the Base Rent for the extension periods will be as follows: (a) Beginning on the first day of the first extension period and for each month during such term and any subsequent extended term, monthly installments in the amount of Fifty-Six Thousand Seven Hundred Fifty and No/100 Dollars $56,750.00) each, payable in advance and without demand.

                    17.1.2  Improvements. The Landlord for any extension period will neither be obligated to furnish any additional Improvements to the Tenant nor pay any additional Supplemental Allowance to the Tenant and the Tenant will accept the Premises in an "AS IS" condition on the commencement date of each extension period.

                    17.1.3  Further Exercise. To exercise each of the foregoing extension options, the Tenant must serve notice in writing to the Landlord of the Tenant's exercise of each such option on or before ninety (90)

days prior to the last day of the Expiration Date and each respective extension period. The Tenant will have no option to extend the term of this Agreement beyond the expiration of the fifth five (5) year extension period.

SECTION 18.  MISCELLANEOUS

          18.1  Force Majeure. If either the Landlord or the Tenant is delayed or prevented from performing any term of this Agreement by reason of strikes, walkouts, inability to procure materials, failure of power, restrictive laws or regulations, riots, war or other reason beyond the party's control, then performance will be excused for the period of delay and the time for performance will be extended for a period equal to the period of such delay.

          18.2  Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be deemed to have been given when delivered personally to the party or, when deposited with the United States Postal Service by registered or certified mail, postage and charges prepaid, addressed as follows:

                             To the Landlord:                Raptor Master, Inc.
                                                                      1141 North Robinson
                                                                      Oklahoma City, Oklahoma 73102
                                                                      Attention: President

                             To the Tenant:                    Climate Master, Inc.
                                                                       16 South Pennsylvania
                                                                       Post Office Box 754
                                                                       Oklahoma City, Oklahoma 73101
                                                                       Attention: President

                             With copy to:                      Legal Department
                                                                        LSB Industries, Inc.
                                                                       16 South Pennsylvania
                                                                       Post Office Box 754
                                                                       Oklahoma City, Oklahoma 73101
                                                                       Attention: David M. Shear, Esq.

or to such other address as is designated as above provided from time to time in writing by those entitled to receive such notice.

          18.3  Certificates. Either party will at any time and without charge, within ten (10) days after written request by the other, certify by written instrument as to: whether this Agreement has been supplemented or amended, and if so, in what manner; the validity of the Agreement as of the time the request is received; the existence of any Default by either party and any offsets, counterclaims or defenses on the part of the other party; the commencement and termination dates of the Lease Term; and such other matters as might be reasonably requested. Such certification may be delivered to any mortgagee or purchaser, or prospective mortgagee or prospective purchaser, or to any other Person specified in the certificate. Information so communicated will be binding on the executing party and may be relied on by the party requesting the same and by the Person to whom the certificate is delivered.

          18.4  Governing Law. This Agreement is being executed, delivered and is intended to be performed in Oklahoma City, Oklahoma, and the substantive laws of the State of Oklahoma will govern the validity, construction and enforcement of this Agreement. All claims, disputes and other matters in question arising out of or relating to this Agreement, or the breach thereof, will be decided by proceedings instituted and litigated in a court of competent jurisdiction located in the State of Oklahoma.

          18.5  Binding Effect. This instrument together with the Purchase Option constitutes the entire agreement between the parties and may not be changed, modified, amended or supplemented except in writing, signed by both the Landlord and the Tenant. This Agreement together with the Purchase Option will be binding on each of the parties and their respective successors and permitted assigns. All Persons to whom any interest in this Agreement, the leasehold estate hereby created, the Land or the Improvements might be transferred in accordance with the terms of this Agreement will, by accepting such transfer, be bound by this Agreement together with the Purchase Option to the same extent as if such transferee had been an original party hereto or thereto. This Agreement together with the Purchase Option is intended to create rights between the Landlord and the Tenant and are not intended to confer rights on any other Person or to constitute such Person a third party beneficiary hereunder. If at any time the Landlord or the Tenant is comprised of more than one Person, this Agreement together with the Purchase Option will be jointly and severally binding on each Person comprising the Landlord and the Tenant.

          18.6  Execution. This Agreement may be executed in multiple counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement. This Agreement will not be binding on or constitute evidence of an agreement until both parties affix their signature to a counterpart of this document.

          18.7  Time. Time is of the essence of this Agreement.

          18.8  Merger. This Agreement and the leasehold estate hereby created will merge or not with any other estate or interest in the Land or the Improvements in the event that the same Person might own or hold directly or indirectly: (a) the rights of the Tenant under this Agreement or the leasehold estate hereby created or any interest therein; and (b) any other estate or interest in all or any part of the Land or Improvements; at the option of the person holding such estate or interest. No such merger will occur until such time as all Persons holding an interest in this Agreement and the leasehold estate hereby created and any such other estate or interest in the Land or Improvements or any part thereof join in a written instrument evidencing such merger.

          18.9  Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

          18.10  Recording. The Landlord and the Tenant agree that this Agreement will not be recorded, but that a memorandum hereof in substantially the form set forth at Schedule "2" attached as a part hereof will be executed and delivered simultaneously with the execution of this Agreement which memorandum shall be recorded in the real estate records in Oklahoma County, Oklahoma.

SECTION 19.  DEFINITIONS

          19.1  Defined Terms. The words defined in this Section are intended to have the following meanings when used in this Agreement:

                    19.1.1  Additional Rent. The Impositions, insurance premiums, maintenance expenses and other charges and expenses to be paid by the Tenant under the terms of this Agreement.

                    19.1.2  Agreement. This Amended and Restated Lease Agreement and all modifications and amendments thereto bearing the written approval of both the Landlord and the Tenant.

                    19.1.3  Base Rent. The payments specified at Section 3.1 of this Agreement as the same might be adjusted from time to time pursuant to Section 3.2 of this Agreement.

                    19.1.4  Building. The 230,00 square feet of warehouse space, related office space and facilities located on the Land.

                    19.1.5  Commencement Date. The date on which the Lease Term commences as specified in Section 2 of this Agreement.

                    19.1.6  Default. The occurrence of an Event of Default.

                    19.1.7  Event(s) of Default. The actions or inactions of the Tenant specified at Section 15.1 of this Agreement and the failure of the Tenant to cure the same within the periods provided in Section 15.2 of this Agreement.

                    19.1.8  Expiration Date. The date on which the Lease Term expires or such earlier date as might be specified by the Landlord in the exercise of the Landlord's rights hereunder.

                    19.1.9  First Fee Mortgage. The Mortgage and Security Agreement creating a lien and security interest in favor Gold Bank, covering the Land and the Improvements, and all increases, renewals, modifications, consolidations, replacements and extensions thereof.

                   19.1.10 Imposition(s). All taxes (including, without limitation, sales and use taxes), assessments, water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during the Lease

Term may be assessed, levied, confirmed or imposed on the Land, the Improvements or against the Tenant or the Landlord in connection with the Land or the Improvements. The term "Impositions" specifically excludes all income, estate, succession, inheritance, transfer or franchise taxes imposed against the Landlord, the Rent paid to landlord or the Landlord's interest in the Land and fees, assessments, and other charges, whether general, special, ordinary or extraordinary, foreseen or unforeseen of every character relating to or incurred in connection with the performance of Landlord's obligations under this Agreement (the "Landlord's Impositions").

                    19.1.11  Improvements. The Building, Tenant Improvements, walkways, plazas, parking areas and related facilities, structures, fixtures, and all subsequent alterations and additions thereto, except under no condition shall the Tenant Equipment be considered Improvements.

                    19.1.12  Land. The real property more particularly described at Schedule "1" attached hereto and made a part hereof and the appurtenances relating thereto.

                   19.1.13  Landlord. Raptor Master, Inc., an Oklahoma limited liability company and its successors and assigns.

                   19.1.14  Lease Term. The five (5) year period identified at Section 2.1 of this Agreement, as the same might be extended, postponed or accelerated as herein provided.

                   19.1.15  Legal Requirement(s). All laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of and agreements with all federal, state and local governments, agencies and officials, foreseen and unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to all or any part of the Land or the Improvements or to any use or condition of all or any part of the Land or the Improvements .

                  19.1.16  Person(s). Any individual, corporation, association, trust, partnership, joint venture or any government or agency or political subdivision thereof.

                  19.1.17  Premises. The Land, the Building and the Improvements.

                  19.1.18  Purchase Option. The Tenant's Right to purchase the Premises as specified in Section 16 of this Agreement.

                 19.1.19  Rent. The sum of the Base Rent and the Additional Rent.

                 19.1.20  Tenant. Climate Master, Inc., a Delaware corporation, and its successors and permitted assigns.

                 19.1.21  Tenant Equipment. All machines, inventory, equipment, furniture or furnishings now or hereafter owned or leased by the Tenant and relating to the Tenant's operation of the Premises as a manufacturing facility, office functions and other similar uses.

                    19.1.22  Utilities Charge(s). All charges for water, sewer, gas, heat, light, power, telephone service, electricity, refuse collection and other utility and communication services rendered or used on or about all or any part of the Land or the Improvements and all other similar costs and expenses relating to the use, operation and maintenance of the Land or the Improvements.

                     19.1.23  Construction. Except for the terms defined in Section 19.1 above, the descriptive headings contained elsewhere in this Agreement are for convenience only and are not intended to define the subject matter of the provisions of this Agreement.

SECTION 20.  ASSUMPTION BY LANDLORD

          Landlord hereby expressly assumes and agrees to perform, observe and confirm all of the agreements, terms, conditions, duties and obligations of West Point under the Original Lease as modified by the terms of this Agreement. In furtherance of the foregoing assumption by Landlord, Tenant acknowledges and agrees to the release of West Point as landlord under the Original Lease.

SECTION 21.  AMENDMENT AND RESTATEMENT

          This Agreement constitutes an amendment, extension and restatement, but not an extinguishment of the Original Lease. The Original Lease, as modified by the provisions of this Agreement, shall be construed as one agreement.

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Lease Agreement this ____day of May, 2001, effective the date first above written.

RAPTOR MASTER, L.L.C.                                              CLIMATE MASTER, INC.

By: ________________________________                  By: ________________________________
                                               (the "Landlord")                                                                     (the "Tenant")

WEST POINT ASSIGNMENT OF ORIGINAL LEASE

          West Point acknowledges the foregoing Amended and Restated Lease Agreement and hereby assigns to Landlord all of its right title and interest in and to the Original Lease. West Point represents and warrants that West Point has not previously assigned, transferred, sold or encumbered any right, title or interest in or to the Lease and agrees to execute all documents and perform all acts which may be desirable or necessary to carry out this assignment to full effect.

          Executed this ____ day of May, 2001.

                                                                                        WEST POINT COMPANY, L.L.C.

                                                                                         By: _________________________________
                                                                                               Title: _____________________________

GUARANTY

          Performance of all obligations of Tenant hereunder, including the payment of rent, is guaranteed by Prime Financial Corporation, an Oklahoma Corporation.

Executed this ____ day of May, 2001.

                                                                                          PRIME FINANCIAL CORPORATION

                                                                                         By:
                                                                                              Title: _____________________________